SUBSCRIPTION ESCROW AGREEMENT

SUBSCRIPTION ESCROW AGREEMENT (the “Agreement”) executed this ___ day of April, 2007, by and among Neah Power Systems, Inc., a Nevada corporation (the “Issuer”), Empire Financial Group, Inc., a Florida corporation (the “Depositor”) and Sterling National Bank, a national banking institution organized and existing under the laws of the United States of America, as escrow agent (“Escrow Agent”).

WHEREAS, the Issuer has filed a registration statement on Form SB-2, File No. 333-140255, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, concerning the subscription and sale of shares of the Issuer’s common stock, together with common stock purchase warrants (the “Securities”); and

WHEREAS, the Depositor has been named as the underwriter pursuant to the proposed subscription and sale of the Securities under the terms of the Underwriting Agreement by and between Issuer and Depositor to be dated the effective date of the above registration statement (the “Effective Date”); and

WHEREAS, the Issuer and Depositor propose to establish an escrow account to be designated “Neah Power Systems Subscription Escrow Account” in accordance and compliance with 17 C.F.R. section 240.15c2-4 to be maintained by the Escrow Agent (the “Escrow Account”) until the earlier of 90 days from the Effective Date or the sale of $12,000,000 in Securities (the “Maximum Purchase”) is complete or is terminated by the Issuer unless extended for up to an additional 90 days in accordance with the terms of the prospectus.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein and intending to be legally bound, the parties hereto agree as follows:

1. APPOINTMENT OF ESCROW AGENT. The Issuer and the Depositor do hereby appoint the Escrow Agent as escrow agent for the purposes described herein.

2. ACCEPTANCE OF APPOINTMENT BY ESCROW AGENT. The Escrow Agent does hereby accept the appointment as escrow agent and agrees to act on the terms and conditions described herein.

3. ESCROW FUNDS. All funds received by Depositor and Issuer in connection with the sale of Securities shall be deposited with the Escrow Agent into the Escrow Account. The Escrow Agent shall hold, maintain and secure the funds deposited into the Escrow Account (the “Escrow Funds”), subject to the terms, conditions and restrictions herein described. Escrow Agent shall release Escrow Funds only in accordance with the instructions as set forth in Exhibit “A”, or as otherwise expressly set forth in this Agreement.

4. HOLDING OF ESCROW FUNDS. The Escrow Agent shall hold the Escrow Funds in a non-interest bearing Escrow Account. During the term of this Agreement the Escrow Agent shall provide the Depositor and the Issuer with written monthly statements for the Escrow Account containing the beginning balance of the Escrow Funds, as well as all transactions for the statement period.

5. LIABILITY OF ESCROW AGENT. The Escrow Agent shall not be held liable for any actions taken in good faith reliance upon written instructions by Depositor and/or Issuer. The Escrow Agent shall not be held liable for any action or inaction taken in good faith, except that it may be held liable for its own gross negligence or willful conduct, if so determined by a court of competent jurisdiction. Under no circumstances shall the Escrow Agent be held liable for any special, indirect or consequential damages of any kind, even though the Escrow Agent may have been placed on notice of the likelihood of such loss.

6. RIGHTS AND DUTIES OF ESCROW AGENT. This Agreement shall represent the entire understanding of the parties hereto, and the Escrow Agent shall only be required to perform the duties expressly described herein, and no further duties shall be implied from this Agreement or any other written or oral agreement by and between the Escrow Agent, the Depositor and the Issuer made previous or subsequent to this Agreement, unless such written amendment to this Agreement is executed by all parties to this Agreement. The Escrow Agent may rely upon any written instructions believed in good faith to be genuine when signed and presented by the requesting party and shall not have a duty to inquire or investigate the validity of any such written instruction. The Escrow Agent shall not be required to solicit funds from either Depositor or Issuer in connection with this Agreement. The Escrow Agent shall be permitted to execute any and all powers under this Agreement directly or through its agents and/or attorneys, and shall be allowed to seek counsel from any professional regarding the performance of this Agreement, which professionals shall be selected at the sole discretion of the Escrow Agent. Should the Escrow Agent become uncertain as to its duties under this Agreement, it shall be permitted to immediately abstain from further action until such duties are expressly defined in writing by the parties hereto, and shall only be required to protect and keep the Escrow Funds until such time as a written agreement among the parties is executed or a court of competent jurisdiction shall render an order directing further action. Upon release of Escrow Funds as set forth in Exhibit “A” hereto, Escrow Agent shall be fully released from any and all further obligations, except for the provision of written notice to the other parties to this Agreement, setting forth in such notice the date of release of the Escrow Funds, the party to whom released, the amount released and a statement setting forth Escrow Agent’s release from further obligations to any other party to this Agreement.

7. RESIGNATION AND SUCCESSION OF ESCROW AGENT. The Escrow Agent may resign and be discharged of all duties and obligations under this Agreement by providing ten days written notice of such resignation to both the Depositor and the Issuer. If no successor escrow agent shall have been named at the expiration of the ten day notice period, the Escrow Agent shall have no further obligations hereunder except to hold the Escrow Funds as a depository. Upon notification by Depositor and Issuer of the appointment of a successor escrow agent, the Escrow Agent shall promptly deliver the Escrow Funds and all materials and instruments in its possession which relate to the Escrow Funds to such successor, and the duties of the resigning Escrow Agent shall terminate in all respects, and it shall be released and discharged from all further obligations herein. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing the Escrow Agent, plus any costs and fees incurred by the Escrow Agent in connection with the termination of this Agreement. Any merger, consolidation or the purchase of all or substantially all of the Escrow Agent’s corporate assets resulting in a new corporate entity shall not be considered a successor for the purposes of this Agreement, and the Escrow Funds shall be transferred to such entity without written consent or further action under this Agreement.

8. TERMINATION OF ESCROW AGENT. The Escrow Agent may be discharged from its duties under this Agreement upon 30 days written notice from Depositor and Issuer and upon the payment of any and all costs and fees due to Escrow Agent. In such event, the Escrow Agent shall be entitled to rely upon written instructions from Depositor and Issuer as to the disposition and delivery of the Escrow Funds. Upon 30 days after receipt of such written notice of termination, if no successor has been named, the Escrow Agent shall immediately cease further action under this Agreement and shall have no further obligations hereunder except to hold the Escrow Funds as a depository.

9. TAXES AND FEES. Depositor and Issuer each represent that its Federal Tax Identification Number listed in Exhibit “A” is true and correct, and that each will notify the Escrow Agent in writing immediately upon any change to such number. Escrow Agent shall use Depositor’s Federal Tax Identification Number for the escrow account. Depositor and Issuer each grant to the Escrow Agent a right of set-off which may be exercised to pay any and all taxes, whether federal, state or local, incurred by the holding of the Escrow Funds. Depositor and Issuer shall, jointly and severally, indemnify and hold harmless the Escrow Agent against and in respect to liability for taxes and/or any penalties or interest attributable to the holding of Escrow Funds by Escrow Agent pursuant to this Agreement. Issuer and Depositor jointly and severally agree to pay or reimburse the Escrow Agent for all expenses and disbursements, including attorney’s fees, incurred in connection with the preparation, execution, performance, delivery, modification or termination of this Agreement.

10. INDEMNIFICATION OF ESCROW AGENT. Depositor and Issuer shall jointly and severally indemnify, defend and hold harmless the Escrow Agent and its directors, officers, agents and employees from all loss, liability or expense arising from the execution and/or performance of this Agreement or the undertaking of any instructions from Depositor or Issuer, except for those acts by the Escrow Agent which shall constitute gross negligence or willful misconduct, and such indemnification shall include attorney’s fees. The Escrow Agent’s right of indemnification shall survive the resignation or termination of the Escrow Agent and the termination of the duties described in this Agreement. The Depositor and Issuer further grant the Escrow Agent a right of set-off and a security interest against the Escrow Funds for the payment of any claim for indemnification, expenses or compensation due hereunder.

11. NOTICES. All communications, notices and instructions required herein shall be in writing and shall be deemed to have been duly given if delivered by hand or first class, registered mail, return receipt requested, postage prepaid, and addressed as follows:

(a) If to Escrow Agent:	Sterling National Bank 425 Park Avenue New York, New York 10022 Telephone: (212) ________ Facsimile: (212) _________ Attention: Steven Hebert

(b) If to Issuer:	Neah Power Systems, Inc. 22122 20th Ave SE, Suite 161 Bothell, Washington 98021 Telephone: (425) 424-3324 Facsimile: (425) _________ Attention: Paul Abramowitz, CEO

(c) If to Depositor:	Empire Financial Group, Inc. 14 E 60th Street, Suite 210 New York, New York 10022 Telephone: (212) ________ Facsimile: (212) _________ Attention:

In the event the Escrow Agent shall receive such written instructions and shall determine pursuant to its sole discretion that verification of such instructions shall be required, then the Escrow Agent shall be permitted to seek confirmation of such instructions by way of telephone contact to the author of such written instructions. Verification of the instructions by the purported author of the instructions called at the telephone number placed on the instructions shall serve to verify such instructions.

12. ASSIGNMENT. This Agreement shall not be assignable absent written consent of the parties hereto. Any assignment absent written consent shall be deemed void ab initio, except that the merger or acquisition of all or substantially all the assets of the parties shall not require written consent, but shall require written notice to all the parties hereto. Notwithstanding the foregoing, all covenants contained in this Agreement by or on behalf of the parties hereto shall bind and inure to the benefit of such parties and their respective heirs, administrators, legal representatives, successors and assigns.

13. MODIFICATION OF AGREEMENT. This Agreement shall constitute the complete and entire understanding of the parties hereto, and shall supersede any and all prior agreements between or among them. The provisions of this Agreement shall not be waived, modified, amended, altered or supplemented, in whole or in part, except by a writing signed by all the parties hereto.

14. CHOICE OF LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York. The parties further waive any right to a trial by jury with respect to any judicial proceeding arising out of occurrences related to this Agreement.

15. FORCE MAJEURE. No party to this Agreement shall be liable to any other party for losses arising out of, or the inability to perform its obligations under the terms of this Agreement, due to acts of God, which shall include, but shall not be limited to, fire, floods, strikes, mechanical failure, war, riot, nuclear accident, earthquake, terrorist attack, computer piracy, cyber-terrorism or other acts beyond the control of the parties hereto.

16. EXECUTION. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument. The effective date of this Agreement shall be the date it is executed by the last party to do so.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ESCROW AGENT:
STERLING NATIONAL BANK

By:
Its:

ISSUER:
NEAH POWER SYSTEMS, INC.

By: Paul Abramowitz
Its: President and CEO

DEPOSITOR:
EMPIRE FINANCIAL GROUP, INC.

By:
Its:

Exhibit “A”

Escrow Agent shall pay over to the Issuer from the Escrow Funds, by wire transfer or bank draft of immediately available funds to a bank account of the Issuer’s description, the Escrow Funds upon receipt of written instructions of the Issuer and Depositor following the occurrence of sales of at least $6,000,000 in Securities (the “Minimum Purchase”). The Escrow Agent shall deduct all Escrow Agreement costs.

After the initial disbursement of Escrow Funds to Issuer and until the termination of the Escrow Account, whether due to reaching the termination date or having closed on the Maximum Purchase, Escrow Agent shall pay to Issuer any additional funds received with respect to the Securities, by wire transfer or bank draft of immediately available funds, from time-to-time in accordance with and upon receipt of written instructions of the Issuer and Depositor.

In the event the offering of Securities is terminated for any reason prior to the closing on the Minimum Purchase, upon written instructions from the Issuer and Depositor the Escrow Agreement shall return to the respective investors the funds on deposit without interest thereon or deduction therefrom. The written instructions shall be in a form reasonably acceptable to Escrow Agent and shall include the name and address of each investor and the exact amount to be returned to each investor.

The Federal Employer Identification Number of the Issuer is 88-0418806.

The Federal Employer Identification Number of the Depositor is 65-0211856.